SCHEDULE 14A
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to Section 240.14a-12

NATIONAL INTERSTATE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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ITEM 2.02	Results of Operations and Financial Condition.

On August 2, 2016, National Interstate Corporation (the “Company”) issued a press release reporting its financial results for the quarterly and annual period ended June 30, 2016. A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 2.02 and Exhibit No. 99.1 of this Current Report on Form 8-K is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in Item 2.02 and Exhibit No. 99.1 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

ITEM 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of National Interstate Corporation dated August 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Interstate Corporation

By:	/s/ Julie A. McGraw
Julie A. McGraw
Vice President and Chief Financial Officer

Date: August 5, 2016